Eagle Point Income Company Inc. N-CSR

Exhibit 99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

Thomas P. Majewski, Chief Executive Officer, and Kenneth P. Onorio, Chief Financial Officer of Eagle Point Income Company Inc. (the “registrant”), each certify to the best of his knowledge that:

1.	The registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Chief Executive Officer	Chief Financial Officer
Eagle Point Income Company Inc.	Eagle Point Income Company Inc.

/s/ Thomas P. Majewski	/s/ Kenneth P. Onorio
Thomas P. Majewski	Kenneth P. Onorio
Date: February 20, 2025	Date: February 20, 2025

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.